FORM 10-Q

EXHIBIT 32.1

Section 1350 Certifications

Quarter ended September 30, 2004

I, Warren E. Buffett, Chairman and Chief Executive Officer of Berkshire Hathaway Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of my knowledge:

(1)	the Quarterly Report on Form 10-Q of the Company for the third quarter ended September 30, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 4, 2004

/s/ Warren E. Buffett

Warren E. Buffett
Chairman and Chief Executive Officer

27